Exhibit 10.1

Small World Kids, Inc.

INSTRUCTION SHEET FOR INVESTOR

To be read in conjunction with the entire attached Securities Purchase Agreement and Investor Questionnaire. All capitalized terms used but not defined herein shall have the meaning assigned to each such term in the Securities Purchase Agreement.

A.         Complete the following items in the Securities Purchase Agreement, and in the Investor Questionnaire:

             1.          Provide the information regarding the Investor requested on the signature page to the Securities Purchase Agreement and in the Investor Questionnaire. The Securities Purchase Agreement must be executed by an individual authorized to bind the Investor.

             2.          Return the signed Securities Purchase Agreement and Investor Questionnaire to:

Troy & Gould, Professional Corporation 1801 Century Park East, Suite 1600 Los Angeles, California 90067 Attn: David Ficksman Phone: (310) 789-1290 Facsimile: (310) 789-1490

And fax copies to:

Small World Kids, Inc. Attn: John Matise Phone: (310) 645-9680 Facsimile: (310) 258-1195

B.          Instructions regarding the transfer of funds for the purchase of Preferred Shares will be faxed to the Investor at a later date.

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SECURITIES PURCHASE AGREEMENT

Small World Kids, Inc.
5711 Buckingham Parkway
Culver City, CA  90230
Phone:  (310) 645-9680
Facsimile:  (310) 258-1195

Ladies and Gentlemen:

The undersigned investor (the “Investor”), hereby confirms its agreement with you as follows:

1.             This Securities Purchase Agreement, including Annex I, and the exhibits thereto (the “Agreement”) is made as of May 26, 2006 between Small World Kids, Inc.(the “Company”) and the Investor with respect to the sale of shares (the “Preferred Shares”) of the Company’s Class A-1 Convertible Preferred Stock (the “Class A-1 Preferred Stock”). The powers, designations, preferences and other rights of such of Class A-1 Preferred Stock are set forth on Exhibit A.

2.             The Company and the Investor agree that the Investor will purchase from the Company, and the Company will sell to the Investor, the number of Preferred Shares set forth opposite the Investor’s name on the signature page of this Agreement, at a purchase price per Preferred Share of $1.10, pursuant to the Terms and Conditions for Purchase of Securities attached hereto as Annex I and incorporated herein by reference as if fully set forth herein. Unless otherwise requested by the Investor, certificates representing the Preferred Shares will be registered in the Investor’s name and address as set forth below.

The next page is the signature page.

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Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:

COMPANY: SMALL WORLD KIDS, INC.

By:
John Matise
Chief Operating Officer

INVESTOR:
name of investor

Number of Preferred Shares:

By:
Signature of investor or authorized person

Its:
Title of authorized person

Address:

Contact Name:
Facsimile Number:
Email Address:

Name in which share certificates should be
registered (if different):

Social Security
or Tax I.D. No:

Address where share certificates should be sent
(if different):

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ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

1.             Authorization. Subject to the terms and conditions in this Annex I, the Company has authorized the sale of up to 12,000,000 shares of Class A-1 Preferred Stock.

2.             Agreement to Sell and Purchase the Preferred Shares; Subscription Date.

2.1           At the Closing (as defined in Section 2), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the Preferred Shares.

2.2           The Company is entering into a substantially similar form of Securities Purchase Agreement, including these Terms and Conditions, with the other investors listed along with the Investor (the “Other Investors”). (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and the Securities Purchase Agreement to which these Terms and Conditions are attached and the securities purchase agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Purchase Agreements.”)

3.             Delivery of the at Closing. The completion of the purchase and sale of the Preferred Shares (the “Closing”) shall occur no later than June 5, 2006 (the “Closing Date”), at the offices of Troy & Gould, Professional Corporation, the Company’s counsel, it being understood however, that additional Closings of the sale of Preferred Shares (“Additional Closings”) may occur from time to time within 120 days of the initial Closing Date. At the Closing, the Company shall deliver to the Investor (i) one or more stock certificates representing, in the aggregate, the Preferred Shares, each such stock certificate to be registered in the name of the Investor or, if so indicated on the signature page of the Securities Purchase Agreement, in the name of a nominee designated by the Investor. If neither the Investor nor a representative of Investor is present at the Closing to take physical delivery of the certificates, then delivery shall be deemed made at Closing by the transmission of a facsimile of the certificates to the Investor (or nominee designated by the Investor) followed by delivery by a nationally recognized overnight express courier.

The Company’s obligation to issue the Preferred Shares to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company:

(a)           receipt by the Company, or the nominee designated by the Company, as applicable, of a certified or official bank check or wire transfer of funds in the full amount of the aggregate purchase price for the Preferred Shares;

(b)           other than with respect to the occurrence of any Additional Closings, completion of the purchases and sales under the Agreements with the Other Investors; and

(c)           the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing.

The Investor’s obligation to purchase the Preferred Shares shall be subject to the following conditions, any one or more of which may be waived by the Investor:

(a)           the representations and warranties of the Company set forth herein shall be true and complete as of the Closing Date in all material respects;

(b)           the Investor shall have received such documents as the Investor shall reasonably have requested;

(c)           the Company shall not have experienced a Material Adverse Change (as defined in paragraph 4.11);

(d)           the Company shall have delivered to the Investor a certificate of its Chief Executive Officer dated as of the Closing Date certifying (i) that the representations and warranties of the Company remain true as of the Closing Date, (ii) that the Company has performed all covenants in the Agreements to be performed by it on or prior to Closing Date, (iii)  that the Company has not experienced a Material Adverse Change, (iv) that the Common Stock has not been suspended from trading on the Over-the-Counter Bulletin Board (“OTCBB”), and (v) that the Company is not subject to a stop order of the Securities and Exchange Commission (the “SEC”) or any state securities agency;

(e)           together with the sale of Preferred Shares pursuant to this Agreement, the Company shall have received from Investors at least $2,000,000 from the sale of Preferred Shares;

(f)            the existing holder of the Company’s Class A Convertible Preferred Stock shall have converted such stock (including accrued dividends) into approximately 4,908,158 Preferred Shares (the “Preferred Conversion Shares”);

(g)           the holders of the Company’s outstanding indebtedness for borrowed money other than Laurus Master Fund Ltd., Horizon Financial Services Group (USA), Eddy Goldwasser and St. Cloud Capital Partners LP (“St. Cloud”) shall have converted such indebtedness into 2,763,635 Preferred Shares;

(h)           the outstanding indebtedness owed to St. Cloud in the principal amount of $2,500,000 shall have been restructured as provided in the Third Amendment to Note Purchase Agreement (the “Third Amendment”) as follows (and St. Cloud shall have executed and delivered the Third Amendment and surrendered the old note for cancellation):

(1)           the Company shall prepay $50,000

(2)           the remaining principal amount shall be evidenced by two notes (the “Notes”). The first note in the principal amount of $200,000 will be for twelve months with monthly amortization payments at a 10% interest rate. The second note will be for

$2,250,000 with interest at 10% per annum, interest only payable on June 30, 2006 and September 15, 2006. Commencing September 16, 2006, payments will be interest only each month through September 15, 2008 and commencing October 15, 2008, monthly amortization payments (based on a five-year amortization) with all interest plus unpaid principal due on September 15, 2011. The second note will be convertible into shares of the Common Stock of the Company at $4.00 per share (subject to adjustment);

(i)            the Company shall have amended its Articles of Incorporation to increase the authorized shares of Preferred Stock to 15,000,000 of which 12,000,000 shares shall be designated Class A-1 Convertible Preferred Stock;

(j)            the Company shall have executed and delivered a counterpart copy of the Registration Rights Agreement referred to in Section 7.1; and

(k)           the Investors shall have received a legal opinion from Troy & Gould, counsel to the Company, in form and substance acceptable to the Investors.

4.             Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Investor, as follows:

4.1           Subsidiaries; Organization. All of the subsidiaries of the Company (the “Subsidiaries”) are set forth on Schedule 4.1(a). Each of the Company and the Subsidiaries is duly organized and validly existing and is in good standing under the laws of the jurisdiction of its organization. Each of the Company and the Subsidiaries has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in Company’s SEC Documents (as defined in paragraph 4.4), and is registered or qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect upon the business, condition (financial or otherwise), business prospects, properties or operations of the Company and its Subsidiaries, considered as one enterprise (“Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

4.2           Due Authorization and Valid Issuance. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Purchase Agreement, the Third Amendment, the Notes and the Registration Rights Agreement referred to in Section 7.1 (collectively, the “Transaction Documents”), and the Agreements have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3           Non-Contravention. The execution and delivery of the Transaction Documents by the Company, the issuance and sale of the Preferred Shares to be sold by the

Company under the Agreements, the fulfillment of the terms of the Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (A) conflict with or constitute a violation of, or default or require notice or consent (with the passage of time or otherwise) under (i) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective properties are bound, (ii) the charter, by-laws or other organizational documents of the Company or any of the Subsidiaries, or (iii) any material law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any of the Subsidiaries or their respective properties, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any of the Subsidiaries or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States is required for the execution and delivery of the Transaction Documents by the Company and the valid issuance and sale of the Preferred Shares to be sold by the Company pursuant to the Agreements, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

4.4           Reporting Status. The Company has filed in a timely manner all documents that the Company was required to file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) during the 12 months preceding the date of this Agreement, including all certifications and statements required by (x) 13a-14 or 15d-14 under the Exchange Act or (y) 18 USC 1350 (Section 906 of Sarbanes Oxley Act) (such filings, including all exhibits, supplements  and amendments thereto, the “SEC Documents”). The SEC Documents and all other materials filed with the Securities and Exchange Commission (the “SEC”) during such period complied in all material respects with the SEC’s requirements as of their respective filing dates, and the information contained therein as of the dates thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

4.5           Capitalization. The capitalization of the Company is as set forth on Schedule 4.5. All outstanding shares are duly authorized, validly issued and are fully paid and nonassessable. None of the outstanding shares has been offered or issued in violation of federal or state securities laws, or in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. The Company has not issued any capital stock since December 31, 2005 other than pursuant to (i) employee benefit plans disclosed in the SEC Documents, or (ii) outstanding warrants, options or other securities disclosed in the SEC Documents. The Preferred Shares to be issued on the date hereof, when issued in compliance with the provisions of the Agreements, including without limitation payment in full of the consideration therefor, will be duly authorized, and the Preferred Shares and the shares of the Common Stock issuable upon conversion of the Preferred Shares (the “Conversion Shares”) when issued will be validly issued, fully paid and nonassessable, and will not subject the holder to any liability as a result of being a holder. Except as set forth on Schedule 4.5, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or the Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company or the Subsidiaries, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, no preemptive right, co-sale right, right of first refusal, registration right (except as set forth herein), or other similar right exists with respect to the Preferred Shares or the Company’s Common Stock to be issued and sold by the Company or the issuance and sale thereof. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Preferred Shares or the Company’s Common Stock by the Company. There are no stockholders’ agreements, voting agreements or other similar agreements with respect to the Preferred Shares or the Company’s Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. Except as set forth on Schedule 4.5, no holder of any of the securities of the Company has any rights (“demand,” “piggyback” or otherwise) to have such securities registered by reason of the intention to file, filing or effectiveness of a Registration Statement (as defined in Section 7.1 hereof). The Company has duly reserved sufficient shares of Common Stock for issuance upon conversion of the Preferred Shares.

4.6           Legal Proceedings. There is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company or any of the Subsidiaries is or may be a party or of which the business or property of the Company or any of the Subsidiaries is subject. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body (including, without limitation, the SEC) pending or, to the knowledge of the Company, threatened against or affecting the Company or the Subsidiaries or any of their respective business or properties, wherein an unfavorable decision, ruling or finding could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under the Agreements.

4.7           No Violations. Neither the Company nor any Subsidiary is in violation of its charter, bylaws, or other organizational document, or in violation of any material law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary, or in default or violation (and there exists no condition that, with the passage of time or otherwise, would constitute a default or violation) in any respect in the performance of any material bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which the properties of the Company or any Subsidiary are bound. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the OTCBB and has no knowledge of any facts or circumstances which would reasonably lead to suspension of the Common Stock by the OTCBB in the foreseeable future.

4.8           Governmental Permits, Etc. The Company and the Subsidiaries possess all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of their respective business as currently conducted, except where the failure to currently possess could not reasonably be expected to have a Material Adverse Effect.

4.9           Intellectual Property. The Company and the Subsidiaries own or possess sufficient rights to use all patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, “Intellectual Property”) that are necessary for the conduct of their respective businesses as now conducted. Neither the Company nor any Subsidiary has received any notice of, or has any knowledge of, any infringement of asserted rights of a third party with respect to any Intellectual Property, and neither the Company nor any Subsidiary has any knowledge of any infringement by a third party with respect to any Intellectual Property of the Company or any Subsidiary.

4.10         Financial Statements. The consolidated financial statements of the Company and the related notes contained in the SEC Documents present fairly, in accordance with the rules and regulations of the SEC, the consolidated financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as set forth in the financial statements (and the related notes).

4.11         No Material Adverse Change. Since December 31, 2005, there has not been (i) any material adverse change in the financial condition or earnings of the Company and the Subsidiaries taken as a whole, nor has any material adverse event occurred with respect to the Company or the Subsidiaries, (ii) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (iv) any loss or damage (whether or not insured) to the physical property of the Company or any Subsidiary which has been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiaries taken as a whole. Since December 31, 2005, neither the Company nor any Subsidiary has (a) sold, assigned, transferred, abandoned, mortgaged, pledged or subjected to lien any of its material properties, tangible or intangible, or rights under any material contract, permit, license, franchise or other agreement or (b) waived or cancelled any material indebtedness or other material obligations owed to the Company or such Subsidiary. The occurrence of any of the events described in clauses (i) through (iv) and clauses (a) and (b) of this paragraph is referred to as a “Material Adverse Change.”

4.12         No Manipulation of Securities. The Company has not taken and will not, in violation of applicable law take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Preferred Shares.

4.13         OCTBB Status. The Common Stock is traded on the OTCBB. The Company has no reason to believe that the Common Stock will be ineligible for quotation on the OTCBB.

4.14         Insurance. The Company and the Subsidiaries maintain and will continue to maintain insurance against loss or damage by fire or other casualty and such other insurance, including, but not limited to, product liability insurance, in such amounts and covering such risks as is reasonably adequate consistent with industry practice for the conduct of their respective businesses and the value of their respective properties.

4.15         Tax Matters. The Company and the Subsidiaries have filed all material federal, state, local and foreign income and franchise and other tax returns required to be filed by them in any jurisdiction to which they are subject, and have paid or accrued all taxes due in accordance therewith; and no tax deficiency has been determined adversely to the Company or any Subsidiary which has had (nor does the Company or the Subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of the Subsidiaries, would reasonably be expected to have) a Material Adverse Effect.

4.16         Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the SEC thereunder.

4.17         No Registration. No form of general solicitation or general advertising was used by the Company or, to the best of its knowledge, any other Person acting on behalf of the Company, in respect of the Preferred Shares or in connection with the offer and sale of the Preferred Shares. Assuming the accuracy of the representations and warranties made by, and compliance with the covenants of, (i) the Investors in Section 5 of the Terms and Conditions to each of the Agreements, no registration of the Preferred Shares under the Securities Act is required in connection with the offer and sale of the Preferred Shares by the Company to the Investors as contemplated by the Agreements.

4.18         Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-KSB or

10-QSB, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed Form 10-KSB (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-KSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Exchange Act Rules 13a-15(f) that has affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting.

4.19         Form D. Subject to the continuing accuracy of the representations and warranties made by, and compliance with the covenants of, the Investors in Section 5 of the Terms and Conditions to each of the Agreements the Company agrees to file one or more Form D with respect to the Preferred Shares on a timely basis as required under Regulation D under the Securities Act to claim the exemption provided by Rule 506 of Regulation D and to provide a copy thereof to the Investors and their counsel promptly after such filing.

4.20         Integration and Future Financings

(a)           The Company shall not, and shall use its best efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the Offering in a manner that would require the registration of the issuance of the Preferred Shares under the Securities Act, or cause the sale of the Preferred Shares to the Investors to be integrated with prior offerings by the Company.

4.21         Use of Proceeds. The Company will use the net proceeds from the sale of the Preferred Shares for working capital and general corporate purposes.

4.22         No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development, circumstance or transaction has occurred or exists, with respect to the Company or any Subsidiary or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws (including pursuant to the anti-fraud provisions thereof) on a registration statement on Form SB-2 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

4.23         Employee Relations. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company (as defined in Rule 501(f) under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the knowledge of the Company, the continued employment of each such executive officer does not subject the

Company or any Subsidiary to any material liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.24         Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

5.             Representations, Warranties and Covenants of the Investor.

5.1           The Investor represents and warrants to, and covenants with, the Company that:  (i) the Investor is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act , and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Preferred Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Preferred Shares; (ii) the Investor is acquiring the Preferred Shares in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Preferred Shares or any arrangement or understanding with any other persons regarding the distribution of such Preferred Shares; (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Preferred Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder, except that the Investor may pledge the Preferred Shares in connection with a bona fide margin account or other loan or financing; (iv) the Investor and the Investor’s representatives, if any, have been solely responsible for the Investor’s own “due diligence” investigation of the Company and its management and business, for its own analysis of the merits and risks of this investment, and for the Investor’s own analysis of the fairness and desirability of the terms of the investment; and (v) the Investor has, in connection with its decision to purchase the Preferred Shares, relied only upon the SEC Documents and the representations and warranties of the Company contained herein. The Investor understands that its acquisition of the Preferred Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor’s investment intent as expressed herein. The Investor has completed or caused to be completed and delivered to the Company the Investor Questionnaire attached to this Annex I as Exhibit A, which completed questionnaire is true, correct and complete in all material respects.

5.2           The Investor hereby covenants with the Company not to make any sale of the Shares or the Conversion Shares without complying with the provisions of this Agreement, and the Investor acknowledges that the certificates evidencing the Preferred Shares and the

Conversion Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith.

5.3           The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.4           The Investor understands that nothing in the SEC Documents, this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Preferred Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Preferred Shares.

6.             Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made herein by the Company and the Investor shall survive the execution of this Agreement, the delivery to the Investor of the Preferred Shares being purchased and the payment therefor.

7.             Registration of the Shares and the Preferred Shares; Compliance with the Securities Act.

7.1           Piggy-Back Registrations. If at any time the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall include in such registration statement all or any part of the Conversion Shares the Investor requests to be registered, subject to customary underwriter cutbacks. The terms of such registration rights shall be set forth in a Registration Rights Agreement substantially in the form of Exhibit B attached herein.

7.2           Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Investor holding Securities purchased hereunder made after the first anniversary of the Closing Date, make publicly available such information as necessary to permit sales of the Conversion Shares pursuant to Rule 144 under the Securities Act), and it will take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell the Conversion Shares purchased hereunder without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.

8.             Covenants (post Closing).

8.1           Participation in Future Financing.

(a)           From the date hereof until 36 months from the date hereof, upon any equity financing by the Company which the Company proposes to undertake (a “Subsequent Financing”), the Investor shall have the right to participate in such Subsequent Financing in amount so that the Investor may maintain the Investor’s percentage stock ownership in the Company on a fully-diluted, as-converted basis arising from and as of the date of the Investor’s purchase of Preferred Shares. Notwithstanding the foregoing, the provisions of this Section 8.1 shall not apply to (i) the issuance of any additional shares approved by the Company’s Board of Directors to employees, officers, or directors of, or advisors or consultants to, the Company pursuant to its stock purchase or option plans, (ii) Common Stock issued pursuant to strategic partnering arrangements relating to distribution, supply or customer acquisition, as approved by the Board of Directors, (iii) the issuance of any additional shares pursuant to the exercise or conversion of warrants and options of the Company issued as of the Closing Date; and (iv) the issuance of the Preferred Shares to Other Investors and the issuance of the Preferred Conversion Shares together with the conversion of such Shares.

(b)           The Company shall deliver to the Investor a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask the Investor if it wants to review the details of such financing. Upon the written request of the Investor for the details of such financing (but subject to the provisions of (c) below), and only upon such a request by such Purchaser, the Company shall promptly, but no later than two business days after such request, deliver a notice that describes such details (a “Subsequent Financing Notice”) to Investor. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the person(s) if any, with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto.

(c)           If the Investor desires to participate in such Subsequent Financing, the Investor must provide written notice to the Company by not later than 5:30 p.m. (Los Angeles time) on the 10th calendar day after Investor has been sent the Pre-Notice that the Investor is willing to participate in the Subsequent Financing, the amount of the Investor participation, and that the Investor has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no notice from the Investor as of 10th calendar day after the Investor receives the Pre-Notice, the Investor shall be deemed to have notified the Company that it does not elect to participate and the Company may effect such Subsequent Financing on the terms set forth in the Subsequent Financing Notice.

(d)           The Company must provide the Investor with a second Subsequent Financing Notice, and the Investor will again have the right of participation set forth above in this Section 8.1, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on substantially the terms set forth in such Subsequent Financing Notice within 90 days after the date of the initial Subsequent Financing Notice.

(e)           Upon exercise of any of the rights granted to the Investor hereunder, such Investor’s right shall be conditioned upon the Investor entering into the same documents agreed to by the third party investors in the Subsequent Financing.

8.2           Observer. During the period that the Investor holds Preferred Shares, the Investor shall have the right to attend (but not participate) in all board of director meetings and receive such materials as are disseminated to the Company’s directors. The Investor acknowledges and agrees that the Investor shall be subject to the Company’s Insider Trading Policy in effect from time to time.

9.             Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered mail, Express Mail or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered mail, three business days after so mailed, (ii) if delivered by Express Mail or a nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a)	if to the Company, to:

Small World Kids, Inc. 5711 Buckingham Parkway Culver City, California 90230 Attention: John Matise Phone: (310) 645-9680 Fax: (310) 268-1195

with a copy to:

Troy & Gould, Professional Corporation 1801 Century Park East, Suite 1600 Los Angeles, California 90067 Attn: David Ficksman Phone: (310) 789-1290 Facsimile: (310) 789-1490

(b)           if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing

10.           Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

11.           Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

12.           Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13.           Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without giving effect to the principles of conflicts of law.

14.           Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to such subject matter are expressly cancelled.

15.           Finders’ Fees. Neither the Company nor the Investor nor any affiliate thereof has incurred any obligation which will result in the obligation of the other party to pay any finder’s fee or commission in connection with this transaction, except for fees payable by the Company to the Placement Agent.

16.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered (including by facsimile) to the other parties.

17.           Confidential Information; 8-K Filing. Investor represents to the Company that, at all times during the Company’s offering of the Preferred Shares, Investor has maintained in confidence all non-public information regarding the Company received by Investor from the Company or its agents, has not traded in the Company’s securities on the basis of any non-public information and covenants that it will continue to maintain in confidence such information until such information becomes generally publicly available, other than through a violation of this provision by Investor or its agents. Within two (2) business days after the Closing Date, the Company shall file a Form 8-K concerning the Agreements and the transactions contemplated thereby, which Form 8-K shall attach a Form of the Securities Purchase Agreement and the Registration Rights Agreement as exhibits to such Form 8-K (the “8-K Filing”). From and after the 8-K Filing, the Company hereby acknowledges that no Investor shall be in possession of any material nonpublic information received from the Company or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.

18.           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Investor, including without limitation and without the need for an express assignment, affiliates of the Investor. With respect to transfers that are not made pursuant to the Registration Rights Agreement, the rights and obligations of an Investor under this Agreement shall be automatically assigned by the Investor to any transferee of all or any portion of the Investor’s Shares who is a Permitted Transferee (as defined below); provided, however, that within two business days prior to the transfer, (i) the Company is provided notice of the transfer including the name and address of the transferee and the number of Shares transferred; and (ii) that such transferee agrees in writing to be bound by the terms of this Agreement. (For purposes of this Agreement, a “Permitted Transferee” shall mean any person who (a) is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act and (b) is a transferee of at least 25% of the Investor’s Shares received in a transaction permitted under the securities laws of the United States). Upon any transfer permitted by the second sentence of this Section 18, the Company shall be obligated to such transferee to perform all of its covenants under this Agreement as if such transferee were an Investor.

19.           Expenses. The Company shall pay the actual reasonable legal fees and expense of one counsel (up to $50,000) for the Investors, provided that if the Closing does not occur for any reason other than the breach by the Company, the Investors shall bear such fees and expenses.

20.           Access to Information. From and after the date hereof through the Closing, on reasonable notice to the Company, the Company shall permit access to, and shall make available to the Investors’ representatives and their counsel for inspection, such information and documents as the Investors reasonably request, and shall make available at reasonable times and to a reasonable extent officers and employees of the Company (who are at the Vice President level and above) to discuss the business and affairs of the Company.

21.           Further Assurances. The Company shall provide such further documentation and take such further steps as may be reasonably requested by Investors in connection with the issuance and sale of the Preferred Shares and the Company’s obligations pursuant to the Transaction Documents.

22.           Exculpation Among Investors. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with this Agreement. In particular, each Investor acknowledges that Frontera Group, LLC has acted as “lead” Investor in negotiating this Agreement and the other Transaction Documents and has retained the services of Sheppard, Mullin, Richter & Hampton LLP (“Sheppard”) to act as its special counsel in connection herewith. Each Investor acknowledges that Sheppard is representing only Frontera Group, LLC though the other Investors may receive some benefit from its services, that there is no attorney-client relationship between Sheppard and any of the other Investors, and thus Sheppard shall not be liable to any other Investor for any other action heretofore or hereafter taken or omitted to be taken by Sheppard in connection with this Agreement and/or any other Transaction Document.

Schedule I

Investors

[Names]

EXHIBIT A

SMALL WORLD KIDS, INC. INVESTOR QUESTIONNAIRE
(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To:          Small World Kids, Inc.

This Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of shares of the Company’s Class A-1 Convertible Preferred Stock (the “Preferred Shares”). The Preferred Shares are being offered and sold by Small World Kids, Inc. (the “Company”) without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company must determine that a potential investor meets certain suitability requirements before offering or selling the Preferred Shares to such investor. The purpose of this Questionnaire is to assure the Company that each investor will meet the applicable suitability requirements. The information supplied by the potential investor will be used in determining whether such investor meets such criteria, and reliance on the private offering exemption from registration is based in part on the information supplied in this Questionnaire.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Except as expressly permitted herein, the potential investor’s answers are to be kept strictly confidential. However, by signing this Questionnaire the potential investor will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Act or the securities laws of any state, and that the potential investor otherwise satisfies the suitability standards applicable to purchasers of the Securities. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type the responses and attach additional sheets of paper if necessary to complete the answers to any item.

A.            BACKGROUND INFORMATION

Name:

Business Address:

(Number and Street)

(City)                                                                                      (State)                                                                    (Zip Code)

Telephone Number: (___)

Residence Address:

(Number and Street)

(City)                                                                                      (State)                                                                    (Zip Code)

Telephone Number: (___)

If an individual:

Age:       _____  Citizenship:              _______________  Where registered to vote:              ____________

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:      ____________________________________________________________

State of formation:               __________________  Date of formation:    __________________

Social Security or Taxpayer Identification No.                ____________________________________

Send all correspondence to (check one):         ___ Residence Address     ___ Business Address

B.            STATUS AS ACCREDITED INVESTOR

The undersigned is an “accredited investor” as such term is defined in Regulation D under the Act, as at the time of the sale of the Preferred Shares the undersigned falls within one or more of the following categories (Please initial one or more, as applicable)(1)

(1)           a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Corporation Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Corporation licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;

(2)           a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(3)           an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000;

(1)             As used in this Questionnaire, the tem “net worth” means the excess of total assets over total liabilities.  In computing net worth for the purpose of subsection (4), the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances.  In determining income, the investor should add to the investor’s adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depiction, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

(4)           a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of such person’s purchase of the Preferred Shares exceeds $1,000,000;

(5)           a natural person who had an individual income in excess of $200,000, or joint income with that person’s spouse in excess of $300,000, in 2004 and 2005 and has a reasonable expectation of reaching the same income level in 2006;

(6)           a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

(7)           an entity in which all of the equity owners are accredited investors (as defined above).

C.            REPRESENTATIONS

The undersigned hereby represents and warrants to the Company as follows:

1.             Any purchase of the Preferred Shares would be solely for the account of the undersigned and not for the account of any other person or with a view to any resale, fractionalization, division, or distribution thereof.

2.             The information contained herein is complete and accurate and may be relied upon by the Company, and the undersigned will notify the Company immediately of any material change in any of such information occurring prior to the closing, if any, with respect to the purchase of Preferred Shares by the undersigned or any co-purchaser.

3.             There are no suits, pending litigation, or claims against the undersigned that could materially affect the net worth of the undersigned as reported in this Questionnaire.

4.             The undersigned is aware that, the Preferred Shares and the Conversion Shares will not be subject to ready liquidation. The overall commitment of the undersigned to investments which are not readily marketable is not excessive in view of the undersigned’s net worth and financial circumstances, and any purchase of the Preferred Shares will not cause such commitment to become excessive. The undersigned is able to bear the economic risk of an investment in the Securities.

5.             In addition to reviewing the Company’s filings with the Securities and Exchange Commission, the undersigned has carefully considered the potential risks relating to the Corporation and a purchase of the Preferred Shares, and fully understands that the Securities are speculative investments which involve a high degree of risk of loss of the undersigned’s entire investment.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of this 26th day of May, 2006, and declares under oath that it is truthful and correct.

Print Name

By:
Signature

Title:
(required for any purchaser that is a corporation, partnership, trust or other entity)